EXHIBIT 23



                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the current report on Form 8-K of our report dated March 25, 1998, relating to the consolidated financial statements of Sullair Argentina Sociedad Anonima and its subsidiary, which appears in such current report.


PRICE WATERHOUSE & CO.

Buenos Aires, Argentina
July 15, 1998